UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT: April 3, 2007

(Date of earliest event reported)

Cygnus Oil and Gas Corporation

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-50228	33-0967974
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 Clay Street, Suite 3900 Houston, Texas	77002
(Address of Principal Executive Offices)	(Zip Code)

(713) 784-1113

(Registrant's Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03	Bankruptcy or Receivership

On April 3, 2007, Cygnus Oil and Gas Corporation (formerly known as Touchstone Resources USA, Inc.) (“Company”) and certain of its subsidiaries (together with the Company, the “Debtors”) filed voluntary petitions for reorganization under Chapter 11, Title 11, of the United States Bankruptcy Code (the “Bankruptcy Code”), in the United States Bankruptcy Court in the Southern District of Texas, Houston Division (the “Court”), case numbers 07-32417-H1-11, 07-32418-H3-11, 07-32419-H2-11, 07-32420-H5-11, 07-32422-H4-11, 07-32423-H1-11, 07-32424-H2-11 and 07-32425-H2-11. The Debtors have filed a motion with the Court requesting that the cases be jointly administered. The Debtors will continue to operate their business as “debtors-in-possession” under the jurisdiction of the Court and in accordance with the applicable provisions of the Bankruptcy Code and orders of the Court.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 4, 2006, pursuant to a Securities Purchase Agreement (“Purchase Agreement”) entered into on that date between the Company, SF Capital Partners (“SF Capital”) and certain investors (collectively, with SF Capital, the "Holders"), the Company issued, among other things, $22,000,000 in aggregate principal amount of its 7.5% senior convertible notes due April 4, 2009 (“Convertible Notes”) convertible into shares of the Company’s common stock, subject to the terms and conditions of the Convertible Notes and the Purchase Agreement.

Under the terms of the Convertible Notes, the Company is required to periodically pay to the Holders interest accruing with respect to the Convertible Notes at a rate of 7.5% per year. On December 31, 2006, the Company failed to make the $412,500 in interest payments required under the terms of the Convertible Notes. As previously reported in the Company's Current Report on Form 8-K filed with the SEC on January 8, 2007, the Company’s non-payment of interest constituted an event of default under the Convertible Notes. Upon the occurrence of that event of default, the interest rate of the Convertible Notes increased to 12% per annum until the default is cured.

Following the expiration of the cure period on January 5, 2007, SF Capital sent to the Company on March 5, 2007 an Event of Default Redemption Notice (“Default Notice”). In accord with the provisions of the Convertible Notes, SF Capital elected in the Default Notice to require the Company to redeem the Convertible Note held by SF Capital for a price equal to $5,000,000, or 125% of the principal amount of such Convertible Note. The Company must also pay to SF Capital all accrued and unpaid interest pursuant to such Convertible Note, which as of the date of this report is approximately $199,000. The amount of the Company’s direct financial obligation to SF Capital may be increased by the aggregate amount of default interest owed under the Convertible Note held by SF Capital until the Company pays to SF Capital all principal and interest owed pursuant to such Convertible Note.

As previously reported in the Company's Current Reports on Form 8-K filed with the SEC on February 15, 2007 February 22, 2007 and February 28, 2007, all three of the other Holders of the Convertible Notes have sent to the Company similar Default Notices. Accordingly, the Company is required to redeem all of the Convertible Notes for an aggregate price of $27,500,000, or 125% of the principal amount of the Convertible Notes. The Company must also pay to Holders in the aggregate all accrued and unpaid interest pursuant to the Convertible Notes, which as of the date of this report is approximately $1,094,000. The amount of the Company’s direct financial obligation to the Holders may be increased by the aggregate amount of default interest owed under the Convertible Notes until the Company pays to the Holders all principal and interest owed pursuant to the Convertible Notes.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the Company’s reorganization under Chapter 11 of the Bankruptcy Code described in Item 1.03 above, R. Gerald Bennett resigned from his position as President and Chief Executive Officer of the Company effective as of April 3, 2007. Mr. Bennett retains his position as Chairman of the Board. By appointment of the Company's board of directors, H. Malcolm Lovett, Jr. succeeds Mr. Bennett, as President and Chief Restructuring Officer. In an application to be filed with the Court, Mr. Lovett proposes to be paid at an hourly rate of $410 plus expenses, with such fees and expenses subject to final approval by the Court. No provision for any incentive or bonus compensation has been requested.

Mr. Lovett is Chairman and Chief Executive Officer of Strategic Capital Corporation (“SCC”), a Houston-based firm specializing in advisory services to various constituencies of financially troubled, insolvent or bankrupt companies. SCC has served in an advisory capacity in several complex chapter 11 cases. Mr. Lovett currently serves as an independent director of ASARCO, LLC.

Recent experience and assignments have included serving as crisis manager, chief restructuring officer, financial advisor, plan agent, liquidating trustee, unsecured creditor committee advisor, and independent litigation officer of a broad diversity of public and private corporations. SCC has also advised banks and other institutions relating to outstanding financings to financially distressed companies. Industry experience includes financial services, internet and information technology, telecommunications, oil and gas, manufacturing and distribution, trucking and shipping, steel foundry and forges, health services, manufactured housing, consumer products, and restaurants.

Mr. Lovett has over 25 years of experience in investment banking and brokerage, including almost ten years as co-founder, chairman and chief executive officer of Lovett Mitchell Webb & Garrison, Inc., a regional New York Stock Exchange member firm. Prior to Lovett Mitchell Webb & Garrison, he served as executive vice president and director of Rotan Mosle, Inc.

FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K may contain projections and other forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. Any such projections or statements reflect the Company’s current views with respect to future events and financial performance. No assurances can be given, however, that these events will occur or that such projections will be achieved and actual results could differ materially from those projected. A discussion of important factors that could cause actual results to differ materially from those projected is included in the Company’s periodic reports filed with the Securities and Exchange Commission.

All statements, other than statements of historical facts, that address activities that the Company assumes, plans, expects, believes, projects, estimates or anticipates (and other similar expressions) will, should or may occur in the future are forward-looking statements. These forward-looking statements are based on management's current belief, based on currently available information, as to the outcome and timing of future events. The Company cautions that its future oil and natural gas production, revenues and expenses, financial and organizational plans and other forward-looking statements are subject to all of the risks and uncertainties normally incident to the exploration for and development and production and sale of oil and gas. These risks include, but are not limited to, price volatility, inflation or lack of availability of goods and services, environmental risks, drilling and other operating risks, regulatory changes, the uncertainty inherent in estimating future oil and gas production or reserves, and other risks as described in the Company's 2005 Annual Report on Form 10-K for the fiscal year ended December 31, 2005 as filed with the SEC. Also, the financial results of the Company's foreign operations are subject to currency exchange rate risks. Any of these factors could cause the Company's actual results and plans to differ materially from those in the forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Cygnus Oil and Gas Corporation

Date: April 5, 2007

By:	/s/ H. Malcolm Lovett, Jr
H. Malcolm Lovett, Jr President and Chief Restructuring Officer